UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 20, 2017, WisdomTree Investments, Inc. (“Company”) held its 2017 Annual Meeting of Stockholders. A total of 122,771,561 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 90% of the total outstanding common stock. At the Annual Meeting, the stockholders voted on the following two proposals and cast their votes as described below.

1.	The Company’s stockholders re-elected the following three nominees as Class III members to the Board of Directors of the Company to hold office until the 2020 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

NAME	FOR	% VOTED FOR	WITHHELD	BROKER NON-VOTES
FRANK SALERNO	100,878,674	97.89%	2,175,487	19,717,400
R. JARRETT LILIEN	94,343,403	91.55%	8,710,758	19,717,400
JONATHAN STEINBERG	101,629,531	98.62%	1,424,630	19,717,400

2.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

FOR	% VOTED FOR	AGAINST	ABSTAIN
121,804,913	99.21%	282,656	683,992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE INVESTMENTS, INC.

Date: June 22, 2017	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Executive Vice President – Business and Legal Affairs, Chief Legal Officer

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